SECOND ADDENDUM TO SHARE EXCHANGE AGREEMENT
This SECOND ADDENDUM TO SHARE EXCHANGE AGREEMENT (the "Second Addendum") effective as of September 30, 2018 (the "Effective Date"), amends the Share Exchange Agreement dated April 17, 2018, and the first Addendum thereto effective August 1, 2018 and is made by and between:

Agora Holdings Inc. , a corporation organized under the laws of the State of Utah ("AGORA");

Oleg Sytnyk, an individual residing in the Ukraine ("Sytnyk"), and,

Oleksandr Bondarenko, an individual residing in the Ukraine ("Bondarenko"), with Sytnyk and Bondarenko referred to as the "Sellers", or collectively as the "Seller".

Agora, Sytnyk and Bondarenko are referred to singularly as a "Party" and collectively as the "Parties."

WHEREAS, Sellers own all of the issued and outstanding shares of ESILKROAD NETWORK LIMITED, a Hong Kong corporation ("eSilkroad"), which in turn holds 95% (ninety-five percent) of the authorized capital of ESILKROAD OF UKRAINE, a limited liability company, registered in the Ukraine;

WHEREAS, ESILKROAD is the owner of certain work in progress and proprietary content, concept and design of the eSilknet (B2B social Network)

WHEREAS, on April 17, 2018 the Parties entered into that certain Share Exchange Agreement, and effective August 1, 2018 the Parties signed an Addendum to the Share Exchange Agreement (Collectively referred to herein as the "the Agreement") and the Parties desire to modify certain of the terms and conditions set forth in the Agreement and have agreed to make certain additional amendments to the Agreement as set out below.

Notwithstanding anything contained in the Agreement to the contrary, the provisions set forth below will be deemed to be a part of the Agreement and shall supersede any contrary provision in the Agreement. All references in the Agreement and in this Addendum shall be construed to mean the Agreement as amended and supplemented by this Addendum. Any inconsistency between the Agreement and this Addendum shall be resolve din favor of the provisions of this Addendum.

1.	Defined Terms: All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Agreement;

2.	Modification of the Agreement:

Section 2.01(b)  Share Exchange Shall be replaced in its entirety with the following:

(b) In exchange for the delivery of the ESILKROAD Shares, Agora shall provide the following to Sytnyk and Bondarenko at the closing, a total of Fourteen Million Two Hundred and Seventy Three Thousand and Two Hundred (14,273,200) shares of AGORA's common stock (the "Exchange Shares", allocated as follows:

Oleg Sytnyk as to 7,136,600 shares
Oleksandr Bondarenko as to 7,136,600 shares

Article V – Representations and Warranties of Sytnyk and Bondarenko 5.03 Capitalization (a) shall be replaced in its entirety with the following:

(a)
ESILKROAD's current total share capital consists of 20,000 authorized and issued and outstanding common shares and 2 non-voting shares, and no authorized preferred shares. The Ordinary and non-voting shares are allocated as follows:

Sytnyk – 50% - 10,000 common shares and 1 non-voting share
Bondarenko – 50% - 10,000 common shares and 1 non-voting share

It is agreed that the 2 non-voting shares shall not form a part of the ESILKROAD SHARES acquired by AGORA.

3.	Effect to Amendment: Except as expressively modified in this Addendum, all terms, conditions and covenants set forth in the Agreement shall remain in full force and effect among the parties.

4.	Amendment: This Addendum may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

5.	Governing Law: This Addendum shall be governed by and construed and enforced in accordance with the laws of the State of Utah.

6.
Counterparts: This Addendum maybe executed in any number of counterparts, each of which shall be an original but all of which together, shall constitute one instrument. A facsimile or other electronic transmission of this signed Addendum shall be legal and binding on all parties hereto.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the date first written above.

AGORA HOLDINGS INC.		SELLERS: OLEG SYTNYK

By:	/s/Ruben Yakubov	/s/Oleg Sytnyk
Name:	RUBEN YAKUBOV	OLEG SYTNYK
Title:	PRESIDENT

OLEKSANDR BONDARENKO

/s/Oleksandr Bondarenko
OLEKSANDR BONDARENKO

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